AMENDED AND RESTATED

BY-LAWS

of

GVI SECURITY SOLUTIONS INC.

Adopted March 28, 2006

ARTICLE 1

OFFICES

The principal office of GVI Security Solutions, Inc. (the “Corporation”) shall be located at its principal place of business or such other place as the Board of Directors (“Board”) may designate. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may require from time to time.

ARTICLE II

STOCKHOLDERS

Section 2.1  Annual Meeting.

(a)  An annual meeting of stockholders for the purposes of electing directors and of transacting such other business as may come before it shall be held on such date and time as shall be designated from time to time by the Chairman of the Board, if any, the Chief Executive Officer, or a majority of the Board, either within or without the State of Delaware, as may be specified by the Chairman of the Board, the Chief Executive Officer, or the Board.

(b)  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by or at the direction of the Board, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the date which is one hundred and twenty (120) calendar days prior to the anniversary date of the previous annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than sixty days or delayed by more than ninety days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in such stockholder’s capacity as a proponent to a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act to the extent such regulations require notice that is different from the notice required above. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b) of this Section 2. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c)  Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board or by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 2.1.  Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to subitems (ii), (iii) and (iv) of paragraph (b) of this Section 2.1. At the request of the Board, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

Section 2.2  Special Meetings.

Except as otherwise provided for in the Certificate of Incorporation, special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chairman of the Board, if any, the Chief Executive Officer, or a majority of the Board, at such time and place either within or without the State of Delaware as may be stated in the notice. A special meeting of stockholders shall be called by the Chairman of the Board, the Chief Executive Officer or the Secretary upon the written request stating time, place, and the purpose or purposes of the meeting, of stockholders who together own of record 25% of the outstanding stock of all classes entitled to vote at such meeting.

Section 2.3  Notice of Meetings.

Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting, at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by laws.

Section 2.4  Quorum.

Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.5 of these By-Laws until a quorum shall attend.

Section 2.5  Adjournment.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.6  Organization.

The Chairman of the Board, if any, or in his absence the Chief Executive Officer, or in their absence the President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board or, if the Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the Chief Executive Officer, and the President.

The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

Section 2.7  Voting.

Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question. At any meeting duly called and held for the election of directors at which a quorum is present, those directors receiving a plurality of the votes cast by the holders (acting as such) of shares of any class or series entitled to elect directors as a class shall be elected.

Section 2.8  Action Without a Meeting.

The stockholders may take any action required or permitted to be taken by them without a meeting unless otherwise prohibited by law or the Certificate of Incorporation.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1  Number and Term of Officers.

The business, property, and affairs of the Corporation shall be managed by or under the direction of a board of at least one director; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized numbers of directors, may increase or decrease the number of directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV) until the next succeeding annual meeting of stockholders and until his respective successor is elected and qualified.

Section 3.2  Chairman of the Board.

The directors may elect one of their members to be Chairman of the Board. The Chairman shall be subject to the control of and may be removed by the Board. He shall perform such duties as may from time to time be assigned to him by the Board.

Section 3.3  Meetings.

Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Special meetings of the Board shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, if any, the Chief Executive Officer, or by a majority of the directors then in office.

Section 3.4  Notice of Special Meetings.

The Secretary, or, in his absence, any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board by mail at least three days before the meeting, or by telephone, facsimile, electronic mail, telex, telecopy, telegraph, cable or overnight courier at least twenty-four hours before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 3.5  Quorum and Organization of Meetings.

A majority of the total number of members of the Board as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting. Meetings shall be presided over by the Chairman of the Board, if any, or in his absence, by the Chief Executive Officer, or in the absence of both by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.6  Committees.

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the power and authority of the Board in the management of the business, property, and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board pursuant to authority expressly granted to the Board by the Corporation Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these By-Laws; and, unless the resolution expressly so provided, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Each committee which may be established by the Board pursuant to these By-Laws may fix its own rules and procedures. Notice of meetings of committees, other than of regular meetings provided for by the rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.

Section 3.7  Action Without Meeting.

The Board or any committee designated by the Board may take any action required or permitted to be taken by them without a meeting unless otherwise prohibited by law or the Certificate of Incorporation

Section 3.8  Telephone Meetings.

Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board, or any committee designated by the Board, to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV

OFFICERS

Section 4.1  Executive Officers.

The executive officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, and a Secretary, each of whom shall be elected by the Board. The Board may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable. Each officer shall hold office for such term as may be prescribed by the Board from time to time. Any person may hold at one time two or more offices.

Section 4.2  Powers and Duties.

The Chairman of the Board, if any, or, in his absence, the Chief Executive Officer, or in his absence, the President, shall preside at all meetings of the stockholders and of the Board. The Chief Executive Officer shall be the chief executive officer of the Corporation. In the absence of the Chief Executive Officer, the President and, in the absence of the President, a Vice President appointed by the President or, if the President fails to make such appointment, by the Board, shall perform all the duties of the Chief Executive Officer. The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business, property and affairs of the Corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board.

ARTICLE V

RESIGNATIONS, REMOVALS, AND VACANCIES

Section 5.1  Resignations.

Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board, the Chief Executive Officer, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 5.2  Removals.

The Board, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may, to the extent permitted by law, remove with or without cause, from office or terminate the employment of any officer or member of any committee and may, with or without cause, disband any committee.

Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

Section 5.3  Vacancies.

Any vacancy in the office of any director or officer through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from any increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article V, the person so chosen shall hold office until his successor shall have been elected and qualified; or, if the person so chosen is a director elected to fill a vacancy, he shall (subject to the provisions of this Article V) hold office for the unexpired term of his predecessor.

ARTICLE VI

CAPITAL STOCK

Section 6.1  Stock Certificates.

The certificates for shares of the capital stock of the Corporation shall be in such form as shall be prescribed by law and approved, from time to time, by the Board.

Section 6.2  Transfer of Shares.

Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed.

Section 6.3  Fixing Record Date.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which, unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 6.4  Lost Certificates.

The Board or any transfer agent of the Corporation may direct a new certificate or certificates representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board (or any transfer agent of the Corporation authorized to do so by a resolution of the Board) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

Section 6.5  Regulations.

The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

ARTICLE VII

MISCELLANEOUS

Section 7.1  Corporate Seal.

The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Delaware”.

Section 7.2  Fiscal Year.

The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 7.3  Notices and Waivers Thereof.

Wherever any notice whatever is required by law the Certificate of Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law or these By-Laws, may be given personally, or by mail, telex, telecopy, telegraph, cable or overnight courier addressed to such address as appears on the books of the Corporation. Any notice given by telex, telecopy, telegraph or cable shall be deemed to have been given when it shall have been delivered for transmission, and any notice given by mail or overnight courier shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid or given to such courier service, as applicable.

Whenever any notice is required to be given by law, the Certificate of Incorporation, or these By-Laws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.

Section 7.4  Stock of Other Corporation or Other Interests.

Unless otherwise ordered by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board, the Chairman of the Board, the Chief Executive Officer, or the President, shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation owns or holds shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by the Corporation.

ARTICLE VIII

AMENDMENTS

The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board. However, any By-Laws adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.

ARTICLE IX

PROVISIONS OF LAW

The By-Laws shall be subject to such provisions of the statutory and common laws of the State of Delaware as may be applicable to corporations organized under the laws of the State of Delaware. References herein to provisions of law shall be deemed to be references to the aforesaid provisions of law unless otherwise explicitly stated. All references in the By-Laws to such provisions of law shall be construed to refer to such provisions as from time to time amended.

ARTICLE X

CERTIFICATE OF INCORPORATION

The By-Laws shall be subject to the Certificate of Incorporation of the Corporation. All references in the By-Laws to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Corporation as from time to time amended.